Exhibit 99.1

Klotho Neurosciences, Inc. Partners with AAVnerGene Inc.

to Make Klotho’s Gene Therapy Assets.

July 22, 2025 – New York, NY - Cision PR NewsWire – Klotho Neurosciences, Inc. (NASDAQ: KLTO), announced that it is partnering with AAVnerGene Inc. (AAVnerGene), a Rockville, MD-based innovation-driven biotech renowned for its transformative technologies in AAV manufacturing and tissue-targeted delivery.

Dr. Joseph Sinkule, the CEO of KLTO stated “we announced previously that we have been looking for a more efficient, ‘next-generation’ method to manufacture several of our patented gene therapy candidates, and the two platform technologies offered by AAVnerGene will catapult our product candidates into the clinic at a faster pace, at a lower cost, a higher efficacy and purity compared to the current state-of-the-art AAV manufacturing processes. We are talking about KLTO-101 for Alzheimer’s and Parkinson’s diseases, KLTO-202 for ALS and other motor neuron diseases, and KLTO-303 for treatment of ageing-related pathologies resulting in a healthy, extended lifespan. I’m also looking at other complementary longevity-related assets that we may bring into KLTO”.

“AAV gene therapy has been proven to be a revolutionary one-time, life-changing treatment, however it is experiencing some crisis caused by high drug price and high dose-related toxicity.” said Dr. Daozhan Yu, Founder and CEO of AAVnerGene. “We envisioned these bottleneck problems six years ago and AAVnerGene was founded with the mission to solve them. With the two proprietary platforms, we can dramatically drive down the manufacture cost with the AAVone system and the dose required by the highly efficient and specific tissue-targeting AAVs developed with the ATHENA platform. It’s a perfect synergy to partner with Klotho, a neuroscience-driven pathfinder. Neurological disease drug development is always challenging and we need new approaches and mechanisms. Klotho’s data on neuron protection and longevity are very impressive and it holds the potential to treat so many devastating diseases. We are very glad to work with the passionate and highly executive team, and strongly believe that the collaboration can bring more affordable and innovative drugs for patients with rare and common diseases.”

Dr. Joseph Sinkule concluded “Klotho believes AAVnerGene has conceived a process method that is more cost effective, faster to make, has fewer impurities, shows higher efficacy and lower toxicity because of the higher targeted tissue delivery. KLTO hopes to work with AAVnerGene for manufacturing several of our product candidates composed of a tissue-specific promoter driving our Klotho gene to produce the Klotho protein and elevated concentrations of the protein in specific, targeted tissues and organs affected by these neurologic and neuromuscular diseases.”

About AAVnerGene, Inc. AAVnerGene is a creativity-powered biotechnology company pioneering next-generation AAV vector technologies. The company’s proprietary platforms include AAVone, a high-yield, single-plasmid AAV production system that dramatically reduces manufacturing costs, and ATHENA, an advanced capsid engineering platform enabling precise tissue targeting. AAVnerGene is dedicated to delivering affordable, scalable, and precision-engineered gene therapy solutions that accelerate clinical development across diverse therapeutic areas.

Investor Contact and Corporate Communications – Daozhan Yu, CEO

daozhan.yu@aavnergene.com

Website:www.aavnergene.com

About Klotho Neurosciences, Inc. Klotho Neurosciences, Inc. (NASDAQ: KLTO), is a biogenetics company focused on the development of innovative, disease-modifying cell and gene therapies using a protein derived from a patented form of the “anti-aging” human Klotho gene (s-KL), and it’s novel delivery systems to transform and improve the treatment of neurodegenerative and age-related disorders such as ALS, Alzheimer’s, and Parkinson’s disease. The company’s current portfolio consists of its proprietary cell and gene therapy programs using DNA and RNA as therapeutics and genomics-based diagnostic assays. The company is managed by a team of individuals and advisors who are highly experienced in biopharmaceutical product development and commercialization.

Investor Contact and Corporate Communications - Jeffrey LeBlanc, CFO

ir@klothoneuro.com

Website:www.klothoneuro.com

Forward-Looking Statements:

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